                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is effective on October 1, 2001, by and between Successories, Inc., an Illinois corporation ("Company"); and, Arnold M. Anderson, a resident of Illinois ("Employee").

THE COMPANY AND THE EMPLOYEE HEREBY AGREE, in consideration of the mutual obligations and covenants set forth below, to the following terms and conditions:

1        EMPLOYMENT

1.1 The Company employs Employee as Founder and Chairman Emeritus subject to the terms and conditions specified in this Agreement ("Employment").

1.2 The Employment pursuant to this Agreement shall commence on October 1, 2001 and, subject to the terms and conditions of this Agreement, expire on September 30, 2004 ("Term of Employment").

1.3      There shall be no extensions of the Term of Employment.

2        PLACE OF EMPLOYMENT

2.1 The Employment shall be at the Company's headquarters in Aurora, Illinois ("Headquarters").

2.2 The Company shall provide the same office at Headquarters for Employee as Employee had on October 1, 2001. Provided Employee satisfies the obligations under Section 3.1, Employee has the option of working from said office or Employee's home office. Subject to availability and advance notice by Employee, Company shall attempt to provide a maximum of twenty (20) hours per month of administrative assistance support (limited to word processing and reasonable photocopying relating to Company business, speaking, writing or consulting engagements) to the Employee between the hours of 9:00 a.m. and 5:00 p.m. (central time) for business days during the week. There shall be no carry forward or credit of unused administrative support hours, regardless of whether such hours were requested by Employee. The Company may, at its discretion, require Employee to reimburse the Company for any out-of-pocket expenses it incurs in the course of providing such administrative support.

3        DUTIES AND RESPONSIBILITIES

3.1 Employee shall report to and follow the directions of the President of the Company ("President"). Employee's responsibilities and duties shall consist of the following: (i) each month design twenty (20) new and unique word/image combinations that are materially different from one another with each suitable for inclusion in one of the Company's existing product line (ii) consult with the Company's Creative Director on product concepts and product strategies as needed. Employee shall faithfully and diligently perform these duties and responsibilities. Notwithstanding any language to the contrary in this Agreement, Employee shall not make any commitments or incur any liabilities on behalf of the Company.

3.2 Employee shall remain a board member of the Company for the balance of his term as a Class III director, provided however, Employee shall resign as a director in the event of a termination of the Agreement. Employee shall remain an officer of the Company through the 2002 Annual Shareholder Meeting, at which point the Board of Directors shall determine, as with other employees of the Company, whether Employee shall continue as an officer.

4.       EXCLUSIVITY OF SERVICE

4.1 Provided Employee fulfills the duties and responsibilities in section 3, Employee may pursue and retain fees for speaking, writing and consulting engagements provided: (i) Employee obtains advance written approval from the President for each consulting engagement, with such approval not to be unreasonably withheld, conditioned or delayed; (ii) no engagement shall pertain to the internal operations or to sensitive issues of the Company; (iii) no single engagement or series of engagements interferes with Employee's duties and responsibilities under the Agreement; (iv) Employee shall be responsible for any and all expenses and obligations incurred from such engagements, save the administrative assistance support that may be provided by the Company pursuant to section 2.2; and (v), Employee shall not, with respect to said engagements or any other activities described in this paragraph 4, directly or indirectly, act as an agent, servant or Employee of the Company, make any commitments or incur any liabilities on behalf of Company, represent to a third party in any medium of communication that he is an Employee of the Company or is connected with the Company in any way other than this Agreement.

5.       COMPENSATION AND BENEFITS

5.1 Effective as of October 1, 2001, the Company shall pay Employee a base salary in the gross amount, prior to deductions as indicated in this paragraph 5.1, of ONE HUNDRED AND FIFTY THOUSAND DOLLARS NO CENTS ($150,000.00) for the first year under the Term of Employment and ONE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($125,000.00) for each of the two (2) remaining years, payable in arrears on a bi-weekly basis. The Company may make deductions or withholdings as required by applicable state and federal law, or as may be or has been consented to by the Employee.

5.2 The Employee shall not earn any bonuses, stock options, paid vacation or any other benefits or remuneration, except as described in paragraphs 5.3 through 5.5 below.

5.3 The Company shall reimburse the Employee, against receipts or other satisfactory evidence, for all reasonable business expenses properly incurred by Employee in the course of fulfilling the duties and responsibilities assigned to him by the President.

5.4 To the extent offered by the Company to its employees and subject to the same conditions, the Company shall offer Employee the same medical, disability, life and dental insurance coverage.

5.5 Unless otherwise required by law or specifically provided for in this Agreement, the Company shall not provide the Employee with any other fringe benefits, including but not limited to vacation accrual, holidays, personal leave, sick leave or family leave.

5.6 The Company shall have the right to offset any compensation due Employee with any amounts Employee owes the Company, including, but not limited to, any principal and interest due under that certain Second Amended and Restated Promissory Note executed by the Employee on December 9, 1999 in favor of the Company ("Note"), a copy of which is attached hereto as Exhibit A.

5.7 The principal balance and the outstanding interest balance due on the Note as of June 30, 2001 is, respectively, NINETY SEVEN THOUSAND SIX HUNDRED TWENTY FIVE DOLLARS AND NO CENTS ($97,625.00), and THIRTY THOUSAND SIX HUNDRED FIFTY ONE DOLLARS AND NO CENTS ($30,651.00). Employee previously transferred honorariums to the Company in fiscal 2001 in the amount of EIGHT THOUSAND FOUR HUNDRED DOLLARS AND NO CENTS ($8,400.00). The Company and Employee have agreed to further reduce the interest and principal balances on the Note by applying all of Employee's accrued unused vacation (net of required withholding) which he has accumulated as of the date of this Agreement, as well as the previously-transferred honorariums, to the outstanding interest balance due on the Note as of June 30, 2001 and then to the outstanding principal balance on the Note as of June 30, 2001, in that order. After application of these amounts, the accrued unused vacation due the Employee as of October 1, 2001 shall be ZERO ($0.00). Nothing in this Agreement shall limit in any way the Company's right to enforce Employee's obligations under the Note.


6.       REASONABLENESS OF RESTRICTIONS

6.1 Employee acknowledges that, before and during the Term of Employment, Company has and will provide Employee with the use of and access to trade secrets and confidential information. In turn, Employee recognizes that, prior to and while performing his duties hereunder he had and will continue to have access to and come into contact with trade secrets and confidential information belonging to the Company, and had and will continue to obtain personal knowledge of and influence over Company's customers and/or employees. Employee therefore agrees that the restrictions contained in Sections 7, 8, and 9 are reasonable and necessary to protect the legitimate business interests of the Company both during and after the Term of the Employment.

7.       CONFIDENTIALITY

7.1 During the Term of Employment, Employee acknowledges that he will be afforded access to and become familiar with various Trade Secrets and Confidential Information of the Company. For purposes of this Agreement, Trade Secrets and Confidential information includes, without limitation: The Company's business plans, financial information, marketing strategies, customer or client lists or requirements, software and research and proprietary technology information, any such information relating to clients or customers, market information, business plans or dealings, financial information and plans, trading models, market access information, research activities, any document marked Confidential, any information which Employee has been told is Confidential, or any information which has been given the Company in confidence by customers, suppliers, or other persons. Trade Secrets and Confidential Information does not include any knowledge, skill or information generally known in the industry or available to the public. Employee shall neither during the Employment (except in the proper performance of his duties and with the prior written authorization of the President) nor at any time (without limit) after the termination thereof for any reason:

         7.1.1 Directly or indirectly use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, or,

         7.1.2 Directly or indirectly disclose to any person, company, business entity, or other organization whatsoever, any Trade Secrets or Confidential Information of the Company.

8        POST-TERMINATION OBLIGATIONS

8.1      NON-COMPETITION.

         8.1.1 Employee and Company agree that Company takes many years to develop contacts with its customers, clients and suppliers, that the Company intends to remain affiliated with its customers, clients and suppliers indefinitely, that the Company invests money in developing those contacts, that developing their contact is difficult, requires personal contact and special knowledge; and

         8.1.2 Company and Employee agree that Employee may, through the aforesaid contacts he establishes with the customers, clients and suppliers of the Company, acquire such a relationship with them as to enable him/her to cause them to cease or diminish business with the Company in the event the Employee severs his/her relationship with the Company.

8.2 The Employee hereby agrees that, during his employment by the Company pursuant to this Agreement and for a period of eighteen (18) months following the termination of the Employment (the "Restricted Period"), without regard to the reason for such termination or the length of Employee's employment with the Company, he will not, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 2.5% in a company with publicly traded equity securities):

         8.2.1 own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business activity engaged in any business activity, directly or indirectly competitive with the business of the Company;

         8.2.2 contact for other than personal reasons, interfere with, solicit on behalf of another, or attempt to entice away from the Company (or any affiliate or subsidiary of the Company):
                  (i) any client or customer of the Company (or any affiliate or subsidiary of the Company); or, (ii) any contract, agreement or arrangement that the Company (or any affiliate or subsidiary of the Company) is actively negotiating with any other party; or, (iii) any prospective business opportunity that the Company (or any affiliate or subsidiary of the Company) has identified.

                  For purposes of this Paragraph and this Agreement, the parties agree that "any business activity, directly or indirectly competitive with the business of the Company" includes companies that sell, design and/or manufacture motivational products and/or awards.

8.3      NON-SOLICITATION OF EMPLOYEES.

         8.3.1 Employee hereby agrees that during the Restricted Period he will not either on his own account or in conjunction with or on behalf of any other person, company, business entity, or other organization whatsoever directly or indirectly:

         8.3.2 induce, solicit, entice or procure any person who is an employee of the Company to leave such employment, where that person is: (i) a Company employee on the Termination date; or,
                  (ii) had been a Company employee in any part of the one (1) year period immediately preceding the Termination Date;

         8.3.3 accept into employment or otherwise engage or use the services of any person who: (i) is a Company employee on the Termination Date; or, (ii) had been a Company employee in any part of the one (1) year period immediately preceding the Termination Date.

         8.3.4 accept or continue employment with any business entity that does any act described in paragraphs 8.3.2 or 8.3.3.

9        REMEDIES

9.1 Employee acknowledges and agrees that the restrictions contained in this Agreement will not prevent or hinder him/her from obtaining gainful employment or cause him/her any undue hardship and are reasonable and necessary in order to protect the Company's legitimate interests and that any violation thereof would result in irreparable injury to the Company. Employee therefore acknowledges and agrees that in event of any violation thereof, the Company shall be authorized and entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as other equitable relief, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Company may be entitled, including the right to damages directly or indirectly sustained by the Company.

9.2 In the event of any breach or violation of the restrictions contained in this Agreement, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

9.3 The costs, including attorney's fees, incurred by the prevailing party in enforcing this Agreement shall be borne by the other party.



10       INVENTIONS

10.1 Any and all inventions, ideas and improvements ("Inventions") relating to the Company's business, whether or not patentable, conceived or made by Employee during the Term of Employment, solely or jointly with another, whether or not during working hours, shall immediately become the sole and absolute property of the Company, and shall be immediately disclosed to the Company by Employee for the Company's sole use, ownership and benefit. The preceding sentence shall apply to any and all Inventions conceived or made by Employee during the Restricted Period which directly or indirectly resulted from any work initiated or conducted by Employee or the Company during the Term of Employment. For purposes of this Agreement, "Inventions relating to the Company's business" shall mean Inventions relating to motivation and recognition. With regard to Inventions not related to the Company's business ("Non-Related Inventions"), during the Term of Employment Employee shall immediately disclose the Non-Related Invention to the Company and if the Company does not decide to pursue said Non-Related Invention within thirty (30) days of disclosure by Employee, Employee shall become the sole and absolute owner of said Non-Related Invention. Further, for either "Power of One" books or Non-Related Inventions by Employee that are disclosed to and elected to be pursued by the Company; the parties shall enter into a license agreement on terms and conditions that are comparable to provisions found in similar license agreements entered into by the Company as a licensee.

10.2 Further, during and following termination of employment, without regard to the reason for such termination and without charge to the Company, the Employee agrees to assist the Company in every way to obtain and to vest in the Company full title, ownership, interest and protection of each such invention, and improvement, and the Employee shall, upon request of the Company, execute any and all documentation necessary to effectuate the same, including, without limitation, assignments, applications and other documentation enabling the Company to obtain a patent, proprietary right and other protection in the United States and worldwide.

10.3 The restrictions contained in this paragraph do not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless: (1) the invention relates (a) to the business of the Company or (b) to the Company's actual demonstratively anticipated research or development, or (2) the invention results from any work performed by the Employee for the Company.

11       TERMINATION

11.1 The Company and the Employee agree that this employment relationship is for a term of three (3) years commencing on the date specified in paragraph 1.2 of this Agreement.

11.2 On termination of the Employment for whatever reason, the Employee shall return to the Company in accordance with its instructions all of the Company's proprietary technology and trading models, records, software, models, reports, and other documents and any copies thereof and any other property belonging to the Company which are in the Employee's possession or under his control. The Employee shall, if so required by the Company, confirm in writing his compliance with his obligations under this paragraph.

11.3 The termination of the Employment shall be without prejudice to any right the Employee or the Company may have in respect of any breach by the other of any provisions of this Agreement which may have occurred prior to such termination.

11.4 In the event of termination of the Employment hereunder however arising, the Employee agrees that he will not at any time after such termination represent himself as still having any connection with the Company, except as a former Chairman Emeritus and Founder for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

11.5 Notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement for "just cause" by providing to Employee written notice of the termination on account of just cause and the specific grounds thereof. Upon termination of the Employment for just cause, the Employment will immediately end and the Employee will not be entitled to receive any further compensation or benefits after that date except as may be required by law. The term "just cause" means (a) an act of fraud or dishonesty by the Employee, (b) an act by the Employee that the Company's Board of Directors reasonably believes constitutes a felony,

         (c) any material breach or threatened breach by the Employee of any provision of this Agreement that has not been cured within thirty (30) days notice, (d) the failure of Employee, after a thirty (30) day notice to cure, to make timely payments on the Note, according to its terms, or (e) any activity engaged in by Employee to commit or incur any liability on behalf of the Company and such activity is not specifically allowed under this Agreement.

11.6 Notwithstanding anything to the contrary in this Agreement, the Company's obligations under this Agreement shall cease or terminate upon the death of Employee or upon the determination that Employee has a disability that prevents him from performing the essential functions of his position. Upon the death of the Employee, the Company shall pay either the surviving spouse or the estate of the Employee the bi-weekly compensation provided under this Agreement commencing with the first bi-weekly period after the Employee's date of death and the last bi-weekly payment ending with the expiration date of the Agreement. Upon the determination by the Company's Board of Directors that the Employee has a disability that prevents the Employee from performing the essential functions of his position, the Company shall pay to either the Employee, the Employee's guardian or administrator, or the Employee's estate, the bi-weekly compensation provided under this Agreement commencing with the first bi-weekly period after the determination of the existence of a disability and the last bi-weekly payment ending with the expiration date of the Agreement. For purposes of this paragraph only, the Employee will be deemed to have such a "disability" where Employee has suffered a physical or mental illness, injury, or infirmity that prevents Employee from fulfilling a material portion of his duties under this Agreement for at least ninety (90) consecutive days in any rolling 180 day period.

11.7 Notwithstanding anything to the contrary in this Agreement, the Company may elect not to utilize the Employee's services during the remainder of the Term of Employment and relieve the Employee of any further obligation to perform his duties under this Agreement. If the Company so elects, then the Employee shall not be entitled to an office, administrative assistance support or otherwise have access to the Company's premises, but the Company shall pay and will remain obligated to pay the Employee the remainder of his base salary during the remainder of the Term of Employment. In such event, Employee may elect to receive the remainder amount in a lump sum payment on the date of being relieved of his duties and responsibilities rather than receiving said amount through the bi-weekly payments over the remainder of the Term of Employment. Further, Employee will not be required to mitigate his damages by seeking other alternative employment during the remainder of the Term of Employment under this Agreement. Moreover, during the remainder of the Term of Employment, the Company shall pay all of the Employee's expenses for continued medical insurance coverage pursuant to COBRA, through the end of the Term of Employment, the end of the COBRA period, or until Employee becomes eligible for coverage under another group health insurance policy, whichever occurs earliest.

11.8 Notwithstanding anything to the contrary in this Agreement, the Employee may terminate the Employment under this Agreement for good reason in which event the Company shall still have the same obligations to the Employee as provided in paragraph 5. For purposes of this paragraph, "good reason" shall mean a reduction in the Employee's minimum base salary or (ii) a material reduction in the Employee's benefits or a material breach of the Company's obligations undertaken in this Agreement. In the event that the Employee determines to terminate his Employment for good reason, the Employee shall be obligated to give notice of termination of sixty (60) days to the Company, which notice shall identify the reason for such termination, and the Company shall have a reasonable opportunity to cure any such defects. Absent such a cure, the Employee shall be entitled to the remainder of the compensation due under the Term of Employment, payable at the same times and on the same schedule as such compensation would have been paid had he not terminated his Employment.

12       SEVERABILITY AND REVISION

12.1 The various provisions and sub-provisions of this Agreement are severable, and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions or sub-provisions or identifiable parts in this Agreement. In the event that any of the provisions, covenants, warranties or agreements in this Agreement are deemed by a court to be in any respect an unreasonable restriction upon Employee or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the extent necessary to render any of the restrictions of this Agreement enforceable.

13       WARRANTY

13.1 Employee represents and warrants that he is not prevented by any other agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Agreement.

14       NOTICES

14.1 Any notice to be given hereunder may be delivered (a) in the case of the Company by registered mail, return receipt requested addressed to its Registered Office and (b) in the case of the Employee, either to him personally or by registered mail, return receipt requested to his last known residence address. Notices served by mail shall be deemed given when they are mailed.

15       WAIVERS AND AMENDMENTS

15.1 No act, delay, omission, or course of dealing on the part of any party hereto in exercising any right, power, or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers, and remedies under this Agreement. This Agreement may be amended only by a written instrument signed by the Employee and a duly authorized officer of the Company or the Board of Directors.

16       PRIOR AGREEMENTS

16.1 This Agreement cancels and is in substitution for all previous letters of engagement, offer letters, agreements, amendments, addendums, term sheets and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Employee, all of which shall be deemed to have been terminated by mutual consent, with the exception of any rights the Employee may have under any stock option plan or bonus plan previously in existence. This Agreement does not alter the terms or conditions of the Successories, Inc. Amended and Restated Stock Option Plan dated April 17, 2001.This Agreement constitutes the entire terms and conditions of the Employee's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties, and only to the extent therein set forth.

17       ARBITRATION JURISDICTION AND GOVERNING LAW

17.1 Except for disputes arising under or in connection with Sections 7, 8, and 9, all disputes arising under or in connection with this Agreement or concerning in any way the Employee's employment shall be submitted exclusively to arbitration in DuPage, Illinois under the Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The Employee and the Company consent to personal jurisdiction of any state or federal court sitting in Du Page County, Illinois, in order to enforce any arbitration judgment or the rights of Employee or of the Company under Sections 7, 8, and 9 and waive any objection that such forum is inconvenient. Employee and the Company hereby consent to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. The parties also agree that the party found to be at fault shall reimburse the other party for all reasonable attorneys' fees that the other party incurs in pursing their remedies in good faith under this Agreement.

18       GOVERNING LAW

18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

19       ASSIGNABILITY

19.1 The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Employee may not assign his rights or obligations hereunder without the express written consent of the Company.

20       HEADINGS; CONSTRUCTION

20.1 The headings contained in this Agreement are inserted for reference and inserted for reference and convenience only and in no way define, limit, extend, or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

21       SURVIVAL OF TERMS

21.1 If this Agreement is terminated for any reason, the provisions of Sections 7, 8, and 9 shall survive and the Employee and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

22       EMPLOYEE ACKNOWLEDGMENT AND ADVICE OF COUNSEL

22.1 EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF THE EMPLOYEE BREACHES THE AGREEMENT.

AS WITNESS the hands of a duly authorized officer of the Company and of the Employee effective the day and year first before written.


EMPLOYEE:                            COMPANY:


---------------------------          --------------------------
Arnold M. Anderson                   Successories, Inc.
                                     By:  Gary J. Rovansek
                                     Its:  President and Chief Executive Officer